                                                                  Exhibit 99(f)

                       SEMI-ANNUAL SERVICER'S CERTIFICATE


               TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC,
                  $789,777,000 Transition Bonds, Series 2004-1


         TXU Electric Delivery Company, as Servicer.

         Pursuant to Section 4.01(c)(ii) of the Series 2004-1 Transition Property Servicing Agreement dated as of June 7, 2004 (the "Agreement") between TXU Electric Delivery Company, as Servicer and TXU Electric Delivery Transition Bond Company LLC, as Issuer, the Servicer does hereby certify as follows:

         Capitalized terms used herein have the respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

Collection Periods:       June 7, 2004 *  to  October 2004     (* Closing Date)
Payment Date:             November 15, 2004
Today's Date:             November 5, 2004

1. COLLECTIONS ALLOCABLE AND AGGREGATE AMOUNTS AVAILABLE FOR THE CURRENT PAYMENT DATE:

i.             Remittances for the May 2004 * Series 2004-1 Collection Period:                     $         0.00
ii.            Remittances for the June 2004 * Series 2004-1 Collection Period:                    $         0.00
iii.           Remittances for the July 2004 Series 2004-1 Collection Period:                      $    51,023.85
iv.            Remittances for the August 2004 Series 2004-1 Collection Period:                    $ 6,190,471.93
v.             Remittances for the September 2004 Series 2004-1 Collection Period:                 $ 8,978,254.96
vi.            Remittances for the October 2004 Series 2004-1 Collection Period:                   $ 7,537,209.28
vii.           Remittances for the          Series 2004-1 Collection Period
               (after _____, use 6 prior periods only)
viii.          Remittances for the ____ Series 2004-1 Collection Period
               (after _____, use 6 prior periods only)
ix.            Remittances for the ____ Series 2004-1 Collection Period
               (after _____, use 6 prior periods only)
x.             Remittances for the ____ Series 2004-1 Collection Period
               (after _____, use 6 prior periods only)
xi.            Remittances for the ____ Series 2004-1 Collection Period
               (after _____, use 6 prior periods only)
xii.           Investment Earnings on Series 2004-1 Collection Account:                            $         0.00
xiii.          Investment Earnings on Series 2004-1 Capital Subaccount:                            $    14,433.72
xiv.           Investment Earnings on Series 2004-1 Overcollateralization Subaccount:              $         0.00
xv.            Investment Earnings on Series 2004-1 Reserve Subaccount:                            $         0.00
xvi.           Investment Earnings on Series 2004-1 General Subaccount:                            $    30,600.25
                                                                                                   --------------
xvii.          Series 2004-1 General Subaccount Balance (sum of i through xvi above):              $22,801,993.99
                                                                                                   --------------
xviii.         Series 2004-1 Reserve Subaccount Balance as of Prior Series
               2004-1 Payment Date:                                                                         $0.00
xix.           Series 2004-1 Overcollateralization Subaccount Balance
               as of Prior Series 2004-1 Payment Date:                                                      $0.00
xx.            Series 2004-1 Capital Subaccount Balance
               as of Prior Series 2004-1 Payment Date:                                             $ 3,948,885.00
                                                                                                   --------------
xxi.           Series 2004-1 Collection Account Balance (sum of xvii through xx above)             $26,750,878.99


2. OUTSTANDING AMOUNTS AS OF PRIOR SERIES 2004-1 PAYMENT DATE:

i.             Class A-1 Outstanding Amount                                                       $279,000,000.00
ii.            Class A-2 Outstanding Amount                                                       $221,000,000.00
iii.           Class A-3 Outstanding Amount                                                       $289,777,000.00
                                                                                                  ---------------
iv.
v.                   Aggregate Outstanding Amount of All Series 2004-1 Bonds                      $789,777,000.00
                                                                                                  ===============

3. REQUIRED FUNDING/PAYMENTS AS OF CURRENT PAYMENT DATE:
                                                                                                    PRINCIPAL
                                     SERIES 2004-1 PRINCIPAL                                           DUE
                                                                                                       ---

i.             Class A-1                                                                           $9,497,122.00
ii.            Class A-2                                                                           $        0.00
iii.           Class A-3                                                                           $        0.00
                                                                                                   -------------
iv.
v.                 For All Series 2004-1 Bonds                                                     $9,497,122.00
                                                                                                   =============

                                                                DAYS IN
                                                                INTEREST            PRINCIPAL             INTEREST
              SERIES 2004-1         BOND INTEREST RATE         PERIOD (1)            BALANCE                DUE
vi.        Class A-1                      3.52%                    158             $279,000,000      $ 4,310,240.00
vii.       Class A-2                      4.81%                    158             $221,000,000      $ 4,665,432.78
viii.      Class A-3                      5.29%                    158             $289,777,000      $ 6,727,817.00
                                                                                   ------------      --------------
ix.
x.                For All Series 2004-1 Bonds                                      $789,777,000      $15,703,489.78
                                                                                   ============      ==============


                                                      REQUIRED LEVEL                   FUNDING REQUIRED
                                                      --------------                   ----------------
xiii.      Series 2004-1
           Overcollateralization Subaccount                                           $164,537            $164,537
xiv.       Series 2004-1 Capital Subaccount                                         $3,948,885               $0



(1) On 30/360-day basis for initial payment date; otherwise use one-half of annual rate.

4. ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO 8.02(d) OF
   INDENTURE:

i.         Trustee Fees and Expenses (subject to cap - see 8.02(e)(i) of the Indenture):          $      0.00
ii.        Independent Manager Fees (subject to cap - see 8.02(e)(i) of the Indenture):           $      0.00
ii.        Series 2004-1 Servicing Fee:                                                           $122,444.25
iii.       Operating Expenses (subject to cap - see 8.02(e)(iii) of the Indenture):
                       Trust Operating Expense:                                                   $      0.00
                       Trust Accounting Expense:                                                  $      0.00
                       Rating Agency Fees:                                                        $      0.00
                       Administration Fee:                                                        $      0.00
                       Miscellaneous Fees (Already Paid by Servicer):                             $ 11,384.00
                                                                                                  -----------
                            Total Fees and Expenses (i through iii):                              $133,828.85
                                                                                                  -----------

iv. Semi-Annual Interest (including any past-due for prior period(s)

                                                                             PER $1000 OF ORIGINAL
SERIES 2004-1                                                      AGGREGATE                  PRINCIPAL AMOUNT

1.         Class A-1 Interest Payment                                                          $4,310,240.00
2.         Class A-2 Interest Payment                                                          $4,665,432.78
3.         Class A-3 Interest Payment                                                          $6,727,817.00

v. Principal Due and Payable as a Result of Event of Default or on Final
   Maturity Date

                                                                              PER $1000 OF ORIGINAL
SERIES 2004-1                                              AGGREGATE                  PRINCIPAL AMOUNT

1.         Class A-1 Principal Payment                                                               $0
2.         Class A-2 Principal Payment                                                               $0
3.         Class A-3 Principal Payment                                                               $0

vi.      Semi-Annual Principal

                                                                              PER $1000 OF ORIGINAL
SERIES 2004-1                                                      AGGREGATE                  PRINCIPAL AMOUNT

1.         Class A-1 Principal Payment                                                         $9,497,122.00
2.         Class A-2 Principal Payment                                                               $0
3.         Class A-3 Principal Payment                                                               $0

4.         ALLOCATION OF REMITTANCES AS OF CURRENT PAYMENT DATE PURSUANT TO
           8.02(d) OF INDENTURE (CONTINUED):

vii.       Funding of Series 2004-1 Capital Subaccount (to required level)                   $         0.00
viii.      Funding of Series 2004-1 Overcollateralization Subaccount
           (to required level)                                                               $         0.00
ix.        Investment Earnings on Series 2004-1 Capital Subaccount
           Released to Issuer                                                                $         0.00
x.         Deposit to Series 2004-1 Reserve Subaccount                                       $         0.00
xi.        Released to Issuer upon Retirement of all Bonds                                   $         0.00
                                                                                             --------------
xii.       AGGREGATE REMITTANCES AS OF CURRENT PAYMENT DATE                                  $25,334,440.03
                                                                                             ==============

5.         OUTSTANDING AMOUNT AND SERIES 2004-1 COLLECTION ACCOUNT BALANCE AS OF
           CURRENT PAYMENT DATE (AFTER GIVING EFFECT TO PAYMENTS TO BE MADE ON
           SUCH PAYMENT DATE):

SERIES 2004-1

i.         Class A-1 Outstanding Amount                                                     $269,502,878.00
ii.        Class A-2 Outstanding Amount                                                     $221,000,000.00
iii.       Class A-3 Outstanding Amount                                                     $289,777,000.00
                                                                                            ---------------
iv.
vi.        AGGREGATE OUTSTANDING AMOUNT OF ALL SERIES 2004-1 BONDS                          $780,279,878.00
                                                                                            ---------------

vii.       Series 2004-1 Reserve Subaccount Balance                                         $          0.00
viii.      Series 2004-1 Overcollateralization Subaccount Balance                           $          0.00
ix.        Series 2004-1 Capital Subaccount Balance                                         $  1,416,438.96
                                                                                            ---------------
x.         AGGREGATE SERIES 2004-1 COLLECTION ACCOUNT BALANCE                               $  1,416,438.96
                                                                                            ---------------

6.         SUBACCOUNT WITHDRAWALS AS OF CURRENT PAYMENT DATE (IF APPLICABLE,
           PURSUANT TO SECTION 8.02(e) OF INDENTURE):

i.         Series 2004-1 Reserve Subaccount                                               $            0.00
ii.        Series 2004-1 Overcollateralization Subaccount                                 $            0.00
iii.       Series 2004-1 Capital Subaccount                                               $    2,532,446.04
                                                                                          -----------------
iv.        TOTAL WITHDRAWALS                                                              $    2,532,446.04
                                                                                          -----------------


7.         SHORTFALLS IN INTEREST AND PRINCIPAL PAYMENTS AS OF CURRENT PAYMENT
           DATE:

i.         Semi-annual Interest

SERIES 2004-1

1.         Class A-1 Interest Payment                                                               $0
2.         Class A-2 Interest Payment                                                               $0
3.         Class A-3 Interest Payment                                                               $0

ii.      Semi-annual Principal

SERIES 2004-1

1.         Class A-1 Principal Payment                                                              $0
2.         Class A-2 Principal Payment                                                              $0
3.         Class A-3 Principal Payment                                                              $0

8.         SHORTFALLS IN REQUIRED SERIES 2004-1 SUBACCOUNT LEVELS AS OF CURRENT
           PAYMENT DATE:

i.         Series 2004-1 Overcollateralization Subaccount                                   $    164,537.00
ii.        Series 2004-1 Capital Subaccount                                                 $  2,532,446.04


         IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer's Certificate this 5th day of November, 2004.



                                              TXU ELECTRIC DELIVERY COMPANY,
                                              as Servicer



                                               By: /s/  John M. Casey
                                              --------------------------------
                                              Name:     John M. Casey
                                              Title:    Assistant Treasurer











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